UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2011
GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-33607
(Commission file number)
76-0526032
(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
(713) 963-9522
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Current Report on From 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by GulfMark Offshore, Inc. (the “Company”) with the Securities and Exchange Commission on June 7, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision as to how frequently it will include a stockholder advisory vote on executive compensation in its proxy materials. No other changes are being made to the Original Filing.
ITEM 5.07          Submission of Matters to a Vote of Security Holders.
     (d)      At the Company’s Annual Meeting of Stockholders held on June 7, 2011, the stockholders of the Company approved, on an advisory basis, the holding of future stockholder advisory votes on executive compensation every year. In light of the recommendation by the Company’s stockholders, the Company has determined that it will include such an advisory vote on executive compensation in its proxy materials every year until the next required vote of the Company’s stockholders on the frequency of stockholder advisory votes on executive compensation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2011	GulfMark Offshore, Inc.
	By:	/s/Quintin V. Kneen
Quintin V. Kneen
Executive Vice President and Chief Financial Officer